Exhibit 21.1

Subsidiaries of Cision Ltd.

As of December 31, 2018

Entity Name	Jurisdiction of Incorporation or Organization
Canyon Holdings Sa.r.l.	Luxembourg
Canyon Investments S.a.r.l.	Luxembourg
Canyon Companies S.a.r.l.	Luxembourg
Canyon Group S.a.r.l.	Luxembourg
Cision Investments Ltd	Ireland
Cision Investments No. 2 Unlimited Co.	Ireland
Canyon UK Investments Ltd	UK
Discovery Group Holdings Ltd	UK
Gorkana Group Holdings Ltd	UK
Cision Group Ltd	UK
Vocus UK Ltd	UK
Cision Canada Inc.	Canada
Cision Quebec Inc.	Canada
Cision Portugal	Portugal
Cision Germany GmbH	Germany
Prime Holding GmbH	Germany
Prime Research International Gmbh & Co. KG	Germany
Prime Consult GmbH	Germany
Cision Sverige AB	Sweden
Cision Norge AS	Norway
Cision UK Holdings Ltd	UK
Cision UK Ltd	UK
Canyon UK Ventures Ltd	UK
Cision Finland OY	Finland
Vocus International BV	Netherlands
Cision SAS	France
l'Argus de la Presse	France
PWW International Ltd.	UK
PWW Acquisition International II Ltd.	UK
PRN Business Consulting (Shanghai) Co, LTD	China
PR Newswire Intl. Communication (Shenzhen) Co. Ltd	China
PRNnet	Ireland
PWW Distribution India Private Ltd	India
PR Newswire Middle East Ltd	UAE
PR Newswire Europe Ltd	UK
PR Newswire Europe Ltd (Swedish Branch)	Sweden
PR Newswire GmbH	Germany
PR Newswire Benelux Ltd	UK
ANP Pers Support Benelux BV	Netherlands
PR Newswire Asia Ltd	Hong Kong

Entity Name	Jurisdiction of Incorporation or Organization
PR Newswire Australia PTY LTD	Australia
Cision Japan KK	Japan
The Representative Office of PR Newswire Asia Limited	Vietnam
PWW International Ltd (Taiwan Branch)	Taiwan
PWW International Ltd (Malaysia Branch)	Malaysia
PWW International Ltd (Singapore Branch)	Singapore
PWW International Ltd Representative Office (Indonesia)	Indonesia
PR Newswire Argentina SA	Argentina
Notilog PR Newswire Argentina SA	Argentina
PR Newswire Ltda	Brazil
PR Newswire S de RL de CV	Mexico
Prime Research AG	Switzerland
Prime opinion analysis INDIA PRIVATE Ltd	India
Prime Brazil Pesquisas De Midia LTDA	Brazil
Prime Research UK Ltd	UK
Prime.com GmbH	Germany
Shanghai Prime Public Relations & Strategy Consult. Co. Ltd	China
Canyon UK Americas Limited	UK
Canyon Valor Holdings, Inc.	Delaware
Canyon Valor Companies, Inc.	Delaware
Cision US Inc.	Delaware
iContact LLC	Delaware
Vocus NM LLC	Maryland
Vocus Social Media LLC	California
Vocus Acquisition LLC	Maryland
Vocus PRW Holdings LLC	Maryland
Bulletin Intelligence LLC	Delaware
Bulletin Healthcare LLC	Delaware
Bulletin Media LLC	Delaware
Prime Research Holding Corp	Georgia
Prime Research LP	Georgia
PRN Delaware, Inc.	Delaware
CNW Group Ltd	Canada
Health Response Ltd	Canada
DNA 13 Inc.	Canada
DNA 13 (US) Inc.	Delaware
Communications CNW Quebec Inc.	Canada
CEDROM-Sni Inc.	Canada
CEDROM Technologies Inc.	Canada
CEDROM-Sni Sarl	France
PR Newswire Association LLC	Delaware